As filed with the Securities and Exchange Commission on February 6, 2001

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           REGENCY REALTY CORPORATION
             (Exact Name of registrant as specified in its charter)

         Florida                                           59-3191743
(State or other jurisdiction                             (I.R.S. Employer
    of incorporation)                                   Identification No.)

         121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202
              (Address of principal executive offices) (zip code)

                           REGENCY REALTY CORPORATION
                           1993 LONG TERM OMNIBUS PLAN
                            (Full title of the Plan)

                              Martin E. Stein, Jr.
                      Chairman and Chief Executive Officer
                           Regency Realty Corporation
                       121 West Forsyth Street, Suite 200
                           Jacksonville, Florida 32202
                     (Name and address of agent for service)

                                 (904) 356-7000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                         Charles E. Commander, III, Esq.
                              Linda Y. Kelso, Esq.
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000


                         Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------
        Title of each                                     Proposed             Proposed
          class of                                        Maximum               maximum
      securities to be            Amount to be         offering price          aggregate            Amount of
         registered               registered(1)          per share         offering price(2)   registration fee(2)
--------------------------------------------------------------------------------------------------------------------
        Common Stock,           5,520,000 shares            (2)              $132,942,388            $33,236
       $0.01 par value
--------------------------------------------------------------------------------------------------------------------

         (1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

         (2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the amounts shown are based on 484,400 shares subject to outstanding options having an exercise price of $25.00 per share and 271,016 shares subject to outstanding options having an exercise price of $27.08 per share, and 4,764,584 shares reserved for future grants under the plan, the registration fee for which has been calculated on the basis of the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on January 30, 2001.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 1-12298);

         (b) The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (Commission File No. 1-12298); and

         (c) The description of the registrant's Common Stock, par value $0.01 per share set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (No. 1-12298) filed under the Securities Exchange Act of 1934.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         Article X of the registrant's Bylaws provides that the registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the registrant has entered into Indemnification Agreements with its directors and executive officers in which the registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

      * 4A.       Regency Realty Corporation's 1993 Long Term Omnibus Plan

        4B. Amendment No. 1 to Regency Realty Corporation's 1993 Long Term Omnibus Plan (incorporated by reference to Exhibit 10(a) to the registrant's Form 10-Q filed August 11, 1999)

      * 4C.       Form of Stock Purchase Award Agreement

      * 4D.       Form of Option Award Agreement for Key Employees

      * 4E.       Form of Option Award Agreement for Non-Employee Directors

      * 4F.       Annual Incentive for Management Plan

     ** 4G.       Criteria for Restricted Stock Awards under 1993 Long Term
                  Omnibus Plan

     ** 4H.       Form of 1996 Stock Purchase Award Agreement

        5. Opinion of Foley & Lardner as to the legality of the securities to be issued

       23A.       Consent of Foley & Lardner (included in Opinion filed as
                  Exhibit 5)

       23B.       Consent of KPMG LLP


       * Filed as an exhibit to the registrant's Form S-11 (Registration No. 33-67258) and incorporated herein by reference

       ** Filed as an exhibit to the registrant's Form 10-K report for the year ended December 31, 1996 and incorporated herein by reference.

Item 9.  Undertakings

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 6, 2001.

                                       REGENCY REALTY CORPORATION


                                       By       /s/ Martin E. Stein, Jr.
                                         ---------------------------------------
                                           Martin E. Stein, Jr., Chairman of the
                                           Board and Chief Executive Officer


                            SPECIAL POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints Martin E. Stein, Jr., Mary Lou Fiala, Bruce M. Johnson,
J. Christian Leavitt and Robert L. Miller, Jr., and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  February 6, 2001                   /s/ Martin E. Stein, Jr.
                                       -----------------------------------------
                                       Martin E. Stein, Jr., Chairman of the
                                       Board and Chief Executive Officer

Date: February 6, 2001                     /s/ Mary Lou Fiala
                                       -----------------------------------------
                                       Mary Lou Fiala, President, Chief
                                       Operating Officer and Director

Date: February 6, 2001                    /s/ Bruce M. Johnson
                                       -----------------------------------------
                                       Bruce M. Johnson, Managing Director and
                                       Principal Financial Officer

Date: February 6, 2001                    /s/ J. Christian Leavitt
                                       -----------------------------------------
                                       J. Christian Leavitt, Senior Vice
                                       President, Secretary, Treasurer and
                                       Principal Accounting Officer


Date: February 6, 2001                    /s/ Raymond L. Bank
                                       -----------------------------------------
                                       Raymond L. Bank, Director


Date: ____________, 2001               -----------------------------------------
                                       C. Ronald Blankenship, Director


Date: February 6, 2001                    /s/ A.R. Carpenter
                                       -----------------------------------------
                                       A.R. Carpenter, Director


Date: February 6, 2001                    /s/ J. Dix Druce, Jr.
                                       -----------------------------------------
                                       J. Dix Druce, Jr., Director


Date: February 6, 2001                    /s/ John T. Kelley, III
                                       -----------------------------------------
                                       John T. Kelley, III, Director


Date: February 6, 2001                    /s/ Douglas S. Luke
                                       -----------------------------------------
                                       Douglas S. Luke, Director


Date: February 6, 2001                    /s/ John C. Schweitzer
                                       -----------------------------------------
                                       John C. Schweitzer, Director


Date: ____________, 2001               -----------------------------------------
                                       Thomas G. Wattles, Director


Date: ____________, 2001               -----------------------------------------
                                       Terry Worrell, Director

                                  EXHIBIT INDEX


      * 4A.       Regency Realty Corporation's 1993 Long Term Omnibus Plan

        4B. Amendment No. 1 to Regency Realty Corporation's 1993 Long Term Omnibus Plan (incorporated by reference to Exhibit 10(a) to the registrant's Form 10-Q filed August 11, 1999)

      * 4C.       Form of Stock Purchase Award Agreement

      * 4D.       Form of Option Award Agreement for Key Employees

      * 4E.       Form of Option Award Agreement for Non-Employee Directors

      * 4F.       Annual Incentive for Management Plan

     ** 4G.       Criteria for Restricted Stock Awards under 1993 Long Term
                  Omnibus Plan

     ** 4H.       Form of 1996 Stock Purchase Award Agreement

        5. Opinion of Foley & Lardner as to the legality of the securities to be issued

       23A.       Consent of Foley & Lardner (included in Opinion filed as
                  Exhibit 5)

       23B.       Consent of KPMG LLP


       * Filed as an exhibit to the registrant's Form S-11 (Registration No. 33-67258) and incorporated herein by reference

       ** Filed as an exhibit to the registrant's Form 10-K report for the year ended December 31, 1996 and incorporated herein by reference.